                                                                     EXHIBIT A-2

                                     PETRON
                           CONSOLIDATED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                             September 30, 1998
                                                                                     1998
                                                                               ----------------

                               ASSETS

CURRENT ASSETS
      Cash and cash equivalents                                                         *
      Accounts receivable                                                               *
      Inventory                                                                         *
      Prepayments                                                                       *
                                                                                 ----------------
                                                                                        *

PROPERTY, PLANT, & EQUIPMENT, NET                                                       *
                                                                                 ----------------

GOODWILL & OTHER INTANGIBLES                                                            *
                                                                                 ----------------

DEFERRED CHARGES                                                                        *
                                                                                 ----------------

TOTAL ASSETS                                                                            *
                                                                                 ================


                   CAPITALIZATION AND LIABILITIES

CURRENT LIABILITIES
      Short-term debt                                                                   *
      Accounts payable--general                                                         *
      Accounts payable to associated companies                                          *
      Taxes accrued                                                                     *
      Interest accrued                                                                  *
      Other                                                                             *
                                                                                 ----------------
                                                                                        *
                                                                                 ----------------


CAPITALIZATION
      Paid-in capital                                                                   *
      Retained earnings                                                                 *
                                                                                 ----------------
          Total common stockholder's equity                                             *
      Notes payable to Conectiv                                                         *
                                                                                 ----------------
                                                                                        *
                                                                                 ----------------
TOTAL CAPITALIZATION AND LIABILITIES                                                    *
                                                                                 ================


* CONFIDENTIAL TREATMENT REQUESTED

                                                                     EXHIBIT A-2
                                     PETRON
                        CONSOLIDATED STATEMENTS OF INCOME
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)


                                                           Three Months      Nine Months
                                                               Ended             Ended
                                                              9/30/98           9/30/98
                                                           --------------    --------------
OPERATING REVENUES
  Other services                                                 *                 *
  Revenues from associated companies                             *                 *
                                                           -------------     ------------
                                                                 *                 *
                                                           -------------     ------------

OPERATING EXPENSES
  Other services' cost of sales                                  *                 *
  Operating expenses -- associated companies                     *                 *
  Operating expenses -- general                                  *                 *
  Depreciation and amortization                                  *                 *
                                                           -------------     ------------
                                                                 *                 *
                                                           -------------     ------------

OPERATING INCOME                                                 *                 *
                                                           -------------     ------------

OTHER INCOME                                                     *                 *
                                                           -------------     ------------

INTEREST EXPENSE
  Borrowings from associated companies                           *                 *
  Short-term debt                                                *                 *
                                                           -------------     ------------
                                                                 *                 *
                                                           -------------     ------------

INCOME BEFORE INCOME TAXES                                       *                 *
                                                           -------------     ------------

INCOME TAXES                                                     *                 *
                                                           -------------     ------------

NET INCOME                                                       *                 *
                                                           =============     ============

Note:
-----

Petron was acquired in March 1998 and the acquisition was recorded in the second quarter of 1998. Petron's operating results for March 1998 to September 1998, which are immaterial to Conectiv on a consolidated basis, are reflected in Conectiv's consolidated Statement of Income as shown above.


    * CONFIDENTIAL TREATMENT REQUESTED